Exhibit 1.1

Execution Version

PEABODY ENERGY CORPORATION

$250,000,000

5-7/8% Senior Notes due 2016

UNDERWRITING AGREEMENT

March 12, 2004

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston LLC
Citigroup Global Markets Inc.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York, 10036

and

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

               Peabody Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $250,000,000 aggregate principal amount of its 5-7/8% Senior Notes due 2016 (the “Notes”) guaranteed by guarantees (the “Guarantees” and, together with the Notes, the “Securities”) of the Company’s domestic subsidiaries signatory hereto (collectively, the “Subsidiary Guarantors”) pursuant to the terms of a first supplemental indenture, to be dated as of March [23], 2004 (the “First Supplemental Indenture”), to the indenture relating to senior debt securities, dated as of March 23, 2004, between the Company and U.S. Bank National Association, as Trustee (as amended and supplemented by the First Supplemental Indenture, the “Indenture”). This Agreement, the Notes, the Guarantees and the Indenture are hereinafter referred to collectively as the “Operative Documents.” The Company is issuing the Securities in connection with its purchase of Twentymile Coal Company, Colorado Yampa Coal Company, RAG Empire Corporation and RAG Shoshone Coal Corporation (collectively, the “Colorado Companies”) and RAG Australia Coal Pty Limited from RAG Coal International AG. The Company and the Subsidiary Guarantors hereby agree with the Underwriters named in Schedule 1 hereto (the “Underwriters”) as follows:

               SECTION 1. Representations, Warranties and Agreements of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, represent, warrant and agree that:

     (a) A registration statement on Form S-3 with respect to, among other things, the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus supplement and the accompanying prospectus and any and all information incorporated by reference therein at such time, in the form first used to confirm sales of Notes. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when it becomes effective or is filed with the Commission, as the case may be, conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations (and in the case of the Registration Statement, the Trust Indenture Act) and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any

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amendment or supplement thereto) in light of the circumstances in which they were made contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein, as specifically identified in Section 8(e) hereof.

     (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

     (d) The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated or organized, as the case may be, and are validly existing as their respective business entities and in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and none of the subsidiaries of the Company other than Black Beauty Coal Company, Caballo Coal Company, Coal Properties Corp., Gold Fields Mining Corporation, Peabody Coal Company, Peabody Development Company, LLC, Peabody Holding Company, Inc., Peabody Natural Resources Company, Peabody Western Coal Company and Powder River Coal Company is a “significant subsidiary,” as such term is defined in Rule 405 under the Rules and Regulations.

     (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conforms in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock or membership interests, as the case may be, of each wholly-owned subsidiary of the Company have been duly and validly authorized and

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issued and are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under the Company’s existing credit facility (the “Credit Facility”) or otherwise described in the Prospectus, and none of such shares of capital stock or membership interests, as the case may be, were issued in violation of a preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any Subsidiary Guarantor is a party or otherwise.

     (f) Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and each of the other Operative Documents to which it is a party.

     (g) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

     (h) The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors, and when duly executed by the proper officers of the Company and each of the Subsidiary Guarantors (assuming due execution and delivery by the Trustee) and delivered by the Company and each of the Subsidiary Guarantors, will constitute a legal, valid and binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

     (i) The Notes have been duly authorized by the Company and when duly issued by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, when delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (j) The Guarantees have been duly authorized by each of the Subsidiary Guarantors and when duly endorsed on the Notes in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof will

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constitute legal, valid and binding obligations of each of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (k) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Subsidiary Guarantors will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as may be required in connection with (1) compliance with the securities or Blue Sky laws of various jurisdictions; and (2) filings required by the terms of the Credit Facility, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, any of the other Operative Documents by the Company and the Subsidiary Guarantors.

     (l) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition and results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The other financial data, selected pro forma ratios and operating data included in the Prospectus is presented fairly and has been prepared on a basis consistent with such financial statements and the books and records of the Company.

     (m) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

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     (n) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business that has had a Material Adverse Effect, whether from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or material increase in the long-term debt of the Company or any of its subsidiaries or any change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect, other than as set forth or contemplated in the Prospectus.

     (o) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     (p) The Company and each Subsidiary Guarantor (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (q) Ernst & Young LLP, who have certified certain financial statements of the Company and the Colorado Companies, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(h) hereof, are and have been, independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder during the periods covered by the financial statements on which they reported.

     (r) KPMG LLP, who have certified certain financial statements of RAG Australia Coal Pty Limited, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(j) hereof, are and have been independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

     (s) The market-related and industry data included in the Prospectus are based upon estimates by the Company on or derived from sources that the Company and the subsidiaries believe to be reliable and accurate in all material respects.

     (t) The Company has such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”), including, without limitation, any permits or approvals required by the

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United States Environmental Protection Agency, the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies, as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Prospectus, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed in all material respects, all its material obligations with respect to the Permits, and, to the best knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus and except to the extent that any such revocation or termination would not reasonably be expected to have a Material Adverse Effect.

     (u) To the knowledge of the Company, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

     (v) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Prospectus.

     (w) Except as would not reasonably be expected to have a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.

     (x) Each of the Company and the Subsidiary Guarantors has filed (or obtained extensions in filing) all federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not be reasonably likely to have a Material Adverse Effect) and has paid all taxes due thereon, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP, those currently payable without penalty or interest or the nonpayment of which would not be reasonably likely to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company and the Subsidiary

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Guarantors that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

     (y) Neither the Company nor the Subsidiary Guarantors (i) is in violation of its organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the cases of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     (z) Except as set forth in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect, except as set forth in, or specifically contemplated by, the Prospectus; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     (aa) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or that would not reasonably be expected to have a Material Adverse Effect; and all real property held under lease by the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, is held

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by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (bb) The fair value and present fair saleable value of the assets of the Company and each of its subsidiaries (each on a consolidated basis) exceeds the sum of its stated liabilities and identified contingent liabilities; none of the Company nor any of its subsidiaries (each on a consolidated basis) is, nor will any of the Company or any of its subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the other Operative Documents (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

     (cc) Neither the Company nor any subsidiary is, or, as of the Closing Date (as defined below) after giving effect to the offer and sale of the Securities pursuant to this Agreement and the application of the proceeds as described in the Prospectus under the section entitled “Use of Proceeds,” neither the Company nor any subsidiary will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

     (dd) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (ee) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned as of the date hereof to the Company or any of their respective securities or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any negative change in the outlook for any rating of the Company.

     (ff) The Company has not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

     (gg) The Company and each Subsidiary Guarantor understands that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters

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will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     (hh) The conditions for use of Form S-3, as set forth in the General instructions thereto, have been satisfied.

     (ii) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement.

     (jj) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus that is not so described.

               SECTION 2. [Intentionally Omitted]

               SECTION 3. Purchase, Sale and Delivery of the Securities. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Notes (and cause the Subsidiary Guarantors to issue the Guarantees) to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the amount of Notes set opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter will purchase such aggregate principal amount of Notes at an aggregate purchase price equal to 97.875% of the principal amount thereof (the “Purchase Price”).

               The Company shall not be obligated to deliver any of the Securities to be delivered on the Closing Date (as defined below), except upon payment for all the Securities to be purchased on the Closing Date as provided herein.

               Delivery of and payment for the Securities shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 9:00 A.M., New York City time, on the seventh full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Morgan Stanley & Co. Incorporated and the Company. This date and time are sometimes referred to as the “Closing Date.”

               On the Closing Date, one or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate principal amount corresponding to the aggregate principal amount of Notes sold pursuant to this Agreement (collectively, the “Global Notes”), shall be delivered by the Company to the Underwriters against payment by the Underwriters of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you no later than one business day prior to the Closing Date. The Global Notes in definitive form shall be made available to the Underwriters for inspection not later than 2:00 p.m. on the business day prior to the Closing Date.

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               SECTION 4. Offering of Notes by the Underwriters. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

               SECTION 5. Further Agreements of the Company. The Company agrees:

     (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

     (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

     (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the

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Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company and the Representatives, be required by the Securities Act or requested by the Commission.

     (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing which consent shall not be unreasonably withheld.

     (f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

     (g) For a period of five years following the Effective Date, to furnish to the Representatives, to the extent such information is not freely available on the Internet, copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

     (h) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or subject itself to taxation in excess of any nominal amount in any such jurisdiction where it is not then so subject) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities.

     (i) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.

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     (j) To apply the net proceeds from the sale of the Notes as set forth in the Prospectus under the section entitled “Use of Proceeds.”

     (k) For the period that is two years after the Closing Date to take such steps as shall be necessary to ensure that neither the Company nor any subsidiary of the Company shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

               SECTION 6. Expenses. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith); (ii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iv) the issuance and delivery by the Company and the Subsidiary Guarantors of the Securities, (v) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company’s counsel and accountants, (viii) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the offering of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer and (x) the performance by the Company and the Subsidiary Guarantors of its other obligations under this Agreement.

               SECTION 7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions.

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     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Prospectus, and all other legal matters relating to this Agreement shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Simpson Thacher & Bartlett LLP shall have furnished to the Underwriters its written opinion and negative assurance letter, as counsel to the Company and the Subsidiary Guarantors, each addressed to the Underwriters and dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters and its counsel, substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

     (e) Counsel for the Subsidiary Guarantors that are incorporated or organized, as the case may be, in the States of Illinois, Indiana, Kentucky and West Virginia shall have furnished to the Underwriters its written opinion, as counsel to the Subsidiary Guarantors, addressed to the Underwriters and dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters and its counsel, substantially in the form attached hereto as Exhibit B.

     (f) The Underwriters shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Securities, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (g) Each of the Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Underwriters shall have received counterparts, conformed as executed, thereof.

     (h) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, a letter, in form and substance satisfactory to the

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Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Underwriters in connection with registered public offerings.

     (i) With respect to the letter of Ernst & Young LLP, referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Underwriters shall have received a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (j) At the time of execution of this Agreement, the Underwriters shall have received from KPMG LLP, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Underwriters in connection with registered public offerings.

     (k) With respect to the letter of KPMG LLP, referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Underwriters shall have received a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to

15

matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (l) The Underwriters shall have received (i) a certificate from the Company, dated the Closing Date, signed by its Chairman of the Board or President and its Chief Financial Officer or Treasurer and (ii) a certificate from each Subsidiary Guarantor, dated as of the Closing Date, signed by an officer thereof stating, as applicable, that:

     (A) The representations and warranties of the Company and the Subsidiary Guarantors, as applicable, are true and correct as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company and the Subsidiary Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Closing Date;

     (B) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Prospectus, except as described in the Prospectus, no event or events have occurred, nor has any information become known, that, individually or in the aggregate, would have a Material Adverse Effect;

     (C) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), and (B) since the Effective Date no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus; and

     (D) The issuance and sale of the Securities by the Company and the Subsidiary Guarantors hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.

     (m) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such

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date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations, of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Morgan Stanley & Co. Incorporated, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

     (n) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act, and (ii) no such organization shall have publicly announced or privately informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

     (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) or there shall have occurred any other calamity or crisis, including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

               All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

               SECTION 8. Indemnification and Contribution.

     (a) The Company and the Subsidiary Guarantors shall jointly and severally indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section

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15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company or the Subsidiary Guarantors (or based upon any written information furnished by the Company or the Subsidiary Guarantors) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Subsidiary Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); or (ii) results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was corrected in the Prospectus (as then amended or supplemented) if the Company shall sustain the burden

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of proving that the Underwriters sold Securities to the person alleging such loss, claim, damage, liability or action without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have cured the defect giving rise to such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

     (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective officers, each of their respective directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Subsidiary Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Subsidiary Guarantors or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party

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thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Morgan Stanley & Co. Incorporated shall have the right to employ one counsel to represent jointly Morgan Stanley & Co. Incorporated and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of Morgan Stanley & Co. Incorporated, it is advisable for Morgan Stanley & Co. Incorporated and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed

20

to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it was resold to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective Purchase obligations and not joint.

     (e) The Underwriters severally confirm and the Company and the Subsidiary Guarantors acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of, the third and the sixth paragraphs, and the second sentence of the fourth paragraph, appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company and the Subsidiary Guarantors by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

               SECTION 9. Defaulting Underwriters.

               If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes that the defaulting Underwriter agreed but failed to purchase on such Closing Date in the respective proportions which the amount of the Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not

21

be obligated to purchase any of the Notes on such Closing Date if the total amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on such Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the amount of Notes which it agreed to purchase on such Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other Underwriters satisfactory to Morgan Stanley & Co. Incorporated who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Notes to be purchased on such Closing Date. If the remaining Underwriters or other Underwriters satisfactory to Morgan Stanley & Co. Incorporated do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Underwriter agreed but failed to purchase.

               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Subsidiary Guarantors for damages caused by its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either Morgan Stanley & Co. Incorporated or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Prospectus or in any other document or arrangement.

               SECTION 10. Termination. The obligations of the Underwriters hereunder may be terminated by Morgan Stanley & Co. Incorporated by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(m), 7(n) and 7(o) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

               SECTION 11. Reimbursement of Underwriters’ Expenses. If the Company and the Subsidiary Guarantors shall fail to deliver the Securities to the Underwriters by reason of any failure, refusal or inability on the part of the Company and the Subsidiary Guarantors to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company and the Subsidiary Guarantors is not fulfilled, the Company and the Subsidiary Guarantors will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company and the Subsidiary Guarantors shall pay the full amount thereof to Morgan Stanley & Co. Incorporated.

               SECTION 12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

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     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to the care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, 10036, Attention: [ ] (Fax: [ ]), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Jeremy W. Dickens, Esq. (Fax: (212) 310-8007) and, in the case of any notice pursuant to Section 8(d), to the [Director of Litigation, Office of the General Counsel], Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, 10036 (Fax: [ ]);

     (b) if to the Company and the Subsidiary Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 701 Market Street, St. Louis, MO. 63101-1826, Attention: Chief Financial Officer, (Fax: (314) 342-7597), with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017-3909, Attention: Risë B. Norman, Esq. (Fax: (212) 455-2502);

provided, however, that any notice to an Underwriter pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Morgan Stanley & Co. Incorporated, which address will be supplied to any other party hereto by Morgan Stanley & Co. Incorporated upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Morgan Stanley & Co. Incorporated.

               SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Subsidiary Guarantors and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Subsidiary Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees of the Underwriters and each person or persons, if any, who control any Underwriters within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and any person controlling the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

               SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

               SECTION 15. Definition of the Terms “Business Day” and “Subsidiary". For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday,

23

Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.

               SECTION 16. Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York or that such suit, action or proceeding brought in the courts of the State of New York or United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

               SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

               SECTION 18. Counterparts. This Agreement may be executed in multiple counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

               SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

24

     If the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ISSUER

PEABODY ENERGY CORPORATION

By:	/s/ WALTER L. HAWKINS, JR.

Name:	Walter L. Hawkins, Jr.
Title:	Vice President and Treasurer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

GUARANTORS

AFFINITY MINING COMPANY
ARCLAR COMPANY, LLC
ARID OPERATIONS INC.
BEAVER DAM COAL COMPANY
BIG RIDGE, INC.
BIG SKY COAL COMPANY
BLACK BEAUTY COAL COMPANY
BLACK BEAUTY EQUIPMENT COMPANY
BLACK BEAUTY HOLDING COMPANY, LLC
BLACK BEAUTY MINING, INC.
BLACK BEAUTY RESOURCES, INC.
BLACK BEAUTY UNDERGROUND, INC.
BLACK HILLS MINING COMPANY, LLC
BLACK STALLION COAL COMPANY, LLC
BLACK WALNUT COAL COMPANY
BLUEGRASS COAL COMPANY
BTU VENEZUELA LLC
BTU WORLDWIDE, INC.
CABALLO COAL COMPANY
CHARLES COAL COMPANY
CLEATON COAL COMPANY
COAL PROPERTIES CORP.
COLONY BAY COAL COMPANY
COOK MOUNTAIN COAL COMPANY
COTTONWOOD LAND COMPANY
CYPRUS CREEK LAND COMPANY
CYPRUS CREEK LAND RESOURCES, LLC
EAGLE COAL COMPANY
EACC CAMPS, INC.
EASTERN ASSOCIATED COAL CORP.
EASTERN ROYALTY CORP.
EMPIRE MARINE, LLC
FALCON COAL COMPANY
GALLO FINANCE COMPANY
GIBCO MOTOR EXPRESS, LLC
GOLD FIELDS CHILE, S.A.
GOLD FIELDS MINING CORPORATION
GOLD FIELDS OPERATING CO.-ORTIZ
GRAND EAGLE MINING, INC.
HAYDEN GULCH TERMINAL, INC
HIGHLAND MINING COMPANY
HIGHWALL MINING SERVICES COMPANY
HILLSIDE MINING COMPANY

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

INDEPENDENCE MATERIAL HANDLING COMPANY
INDIAN HILL COMPANY
INTERIOR HOLDINGS CORP.
JAMES RIVER COAL TERMINAL COMPANY
JARRELL’S BRANCH COAL COMPANY
JUNIPER COAL COMPANY
KANAWHA RIVER VENTURES I, LLC.
KAYENTA MOBILE HOME PARK, INC.
LOGAN FORK COAL COMPANY
MARTINKA COAL COMPANY
MIDCO SUPPLY AND EQUIPMENT CORPORATION
MIDWEST COAL ACQUISITION CORP.
MOUNTAIN VIEW COAL COMPANY
MUSTANG ENERGY COMPANY, L.L.C.
NORTH PAGE COAL CORP.
OHIO COUNTY COAL COMPANY
PATRIOT COAL COMPANY, l.p.
PDC PARTNERSHIP HOLDINGS, INC.
PEABODY AMERICA, INC.
PEABODY ARCHVEYOR, L.L.C.
PEABODY COALSALES COMPANY
PEABODY COALTRADE, INC.
PEABODY COAL COMPANY
PEABODY DEVELOPMENT COMPANY, LLC
PEABODY DEVELOPMENT LAND HOLDINGS, LLC
PEABODY ENERGY GENERATION HOLDING COMPANY
PEABODY ENERGY INVESTMENTS, INC.
PEABODY ENERGY SOLUTIONS, INC.
PEABODY HOLDING COMPANY, INC.
PEABODY NATURAL GAS, LLC
PEABODY POWERTREE INVESTMENTS LLC
PEABODY RECREATIONAL LANDS, L.L.C.
PEABODY SOUTHWESTERN COAL COMPANY
PEABODY TERMINALS, INC.
PEABODY VENEZUELA COAL CORP.
PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
PEABODY WESTERN COAL COMPANY
PEC EQUIPMENT COMPANY LLC
PINE RIDGE COAL COMPANY
POINT PLEASANT DOCK COMPANY LLC

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

POND CREEK LAND RESOURCES, LLC
POND RIVER LAND COMPANY
PORCUPINE PRODUCTION, LLC
PORCUPINE TRANSPORTATION, LLC
POWDER RIVER COAL COMPANY
PRAIRIE STATE GENERATING COMPANY, LLC
RIO ESCONDIDO COAL CORP.
RIVER’S EDGE MINING, INC.
RIVERVIEW TERMINAL COMPANY
SENECA COAL COMPANY
SENTRY MINING COMPANY
SNOWBERRY LAND COMPANY
STAR LAKE ENERGY COMPANY, L.L.C.
STERLING SMOKELESS COAL COMPANY
SUGAR CAMP PROPERTIES
THOROUGHBRED, L.L.C.
THOROUGHBRED GENERATING COMPANY, LLC
THOROUGHBRED MINING COMPANY, L.L.C.
WILLIAMSVILLE COAL COMPANY, LLC
YANKEETOWN DOCK CORPORATION

By:	/s/ WALTER L. HAWKINS, JR.

Name: Walter L. Hawkins, Jr.
Title: Vice President and Treasurer

COLONY BAY COAL COMPANY

By: Eastern Associated Coal Corp., its general partner

By: /s/ WALTER L. HAWKINS, JR.

Name: Walter L. Hawkins, Jr.
Title: Vice President and Treasurer

By: Charles Coal Company, its general partner

By: /s/ WALTER L. HAWKINS, JR.

Name: Walter L. Hawkins, Jr.
Title: Vice President and Treasurer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

PATRIOT COAL COMPANY, L.P.

By: Bluegrass Coal Company, its managing partner

By: /s/ WALTER L. HAWKINS, JR.

Name: Walter L. Hawkins, Jr.
Title: Vice President and Treasurer

PEABODY NATURAL RESOURCES COMPANY

By: Gold Fields Mining Corporation

By: /s/ WALTER L. HAWKINS, JR.

Name: Walter L. Hawkins, Jr.
Title: Vice President and Treasurer

By: Peabody America, Inc.

By: /s/ WALTER L. HAWKINS, JR.

Name: Walter L. Hawkins, Jr.
Title: Vice President and Treasurer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted:

Morgan Stanley & Co. Incorporated

By: /s/ DAVID SCHWARZBACH

Authorized Representative

For itself and as representative
of the several Underwriters named
in Schedule 1 hereto

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE 1

Principal Amount
Underwriters	of Notes
Morgan Stanley & Co. Incorporated.	$117,500,000
Credit Suisse First Boston LLC	82,500,000
Citigroup Global Markets Inc.	50,000,000
Total	$250,000,000

EXHIBIT A-1

Form of Simpson Thacher & Bartlett LLP Opinion

March 23, 2004

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston LLC
Citigroup Global Markets Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

and

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010
Ladies and Gentlemen:

We have acted as counsel to Peabody Energy Corporation, a Delaware corporation (the “Company”), in connection with the purchase by you of $250,000,000 aggregate principal amount of the Company’s 5-7/8% Senior Notes due 2016 (the “Notes”), unconditionally guaranteed by the Company’s subsidiaries listed on Annex I hereto (the “Guarantors”), pursuant to the Underwriting Agreement, dated March 12, 2004 (the “Underwriting Agreement”), among you, as Underwriters (the “Underwriters”), the Company and the Guarantors.

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC. -

               We have examined the Registration Statement on Form S-3 (File No. 333-109906), filed by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act; the Company’s and the Guarantor’s prospectus, dated March 8, 2004, as supplemented by the prospectus supplement, dated March 12, 2004 (the “Prospectus”), filed by the Company and the Guarantor pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, which pursuant to Form S-3 incorporates by reference or is deemed to incorporate by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2003 and the Current Report on Form 8-K of the Company filed on March 10, 2004 (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the indenture dated as of March 23, 2004 (the “Indenture”) among the Company, the Guarantors and US Bank National Association, as trustee (the “Trustee”) relating to the Notes and the related guarantees of the Guarantors, the terms of which are set forth in the Indenture (the “Guarantees”); the global notes representing the Notes and the Underwriting Agreement. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. Our opinion that the Registration Statement has become effective

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC. -

under the Securities Act is based on oral advice from the staff of the Commission to the effect that the Registration Statement has been declared effective.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

               In rendering the opinions set forth below in paragraphs 2, 4 and 5 below we have assumed that (1) each of the Guarantors that is not organized under the law of the State of Delaware or the law of the State of New York (each, a “Non-DN Guarantor”) is validly existing and in good standing as a corporation, limited liability company, general partnership or limited partnership, to the extent those concepts exist in such jurisdiction, under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered each of the Indenture and the Underwriting Agreement in accordance with its organizational documents and the laws of the jurisdiction in which it is organized and (2) the execution, delivery and performance by the Non-DN Guarantors of each of the Indenture and the Underwriting Agreement does not violate the laws of the jurisdiction in which each of the Non-DN Guarantors is organized.

               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. Each of the Company and the Guarantors organized in the State of Delaware (each, a “Delaware Guarantor”) has been duly organized and is validly existing and in good standing as a corporation, limited liability company, general partnership or limited partnership, to the extent such concept exists under the law of the State of Delaware and has full power and authority to conduct its business as described in the Registration Statement and Prospectus. The Guarantor incorporated in the State of New York (together

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC. -

with the Delaware Guarantors, each, a “DN Guarantor”) has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of New York and has full corporate power and authority to conduct its business as described in the Prospectus.

     2. The Indenture has been duly authorized, executed and delivered by the Company and the DN Guarantors and, assuming that the Indenture (including the Guarantee set forth therein) is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

     3. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

     4. The Guarantees have been duly authorized, executed and issued by the DN Guarantors and, assuming due authentication of the Notes by the Trustee and upon payment for and delivery of the Notes in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture.

     5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the DN Guarantors.

     6. The statements made in the Prospectus under the caption “Description of the Notes” insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

     7. The statements made in the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     8. The issue and sale of the Notes by the Company, the issue of the Guarantees by the DN Guarantors, the execution, delivery and performance by the Company and the Guarantors of the Underwriting Agreement and the execution and delivery of the Indenture by the Company and the Guarantors (A) will not breach, or result in a default under any of the agreements or instruments identified on Annex II attached hereto, (B) nor will such action violate the Certificate of Incorporation or By-laws or other organizational documents of the Company or any of the DN Guarantors or any federal or New York

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC. -

statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or the DN Guarantors or any of their respective properties.

     9. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes by the Company, the issue of the Guarantees by the DN Guarantors and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Indenture, except for the registration under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

     10. The Company is not an “investment company” within the meaning of, nor is it subject to regulation under, the Investment Company Act of 1940, as amended.

     11. To our knowledge, except as disclosed in the Prospectus, there are no pending or threatened actions, suits or proceedings against or affecting the Company or the Guarantors or any of their respective properties or assets that, if determined adversely to the Company or any of the Guarantors, would materially and adversely affect the ability of the Company or any Guarantors to perform their respective obligations under the Underwriting Agreement, the Indenture, the Notes or the Guarantees.

     12. Neither the sale, issuance, execution or delivery of the Notes will violate Regulation T (assuming that the Underwriters do not sell the Notes to any person or entity subject to Regulation T for such person’s or entity’s own account), U or X of the Board of Governors of the Federal Reserve System.

     13. To our knowledge, there are no contracts or agreements between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

     14. The Registration Statement has become effective under the Act and the Prospectus was filed on March 11, 2004 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC. -

     order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

               Our opinions set forth in paragraphs 2, 3 and 4 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act.

                  This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC. -

EXHIBIT A-2

Form of Simpson Thacher & Bartlett LLP Negative Assurance Opinion

March 23, 2004

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston LLC
Citigroup Global Markets Inc.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York, 10036

Ladies and Gentlemen:

     We have acted as counsel to Peabody Energy Company, a Delaware corporation (the “Company”), in connection with the purchase by you of $250,000,000 aggregate principal amount of 5-7/8% Senior Notes due 2016 (the “Securities”) of the Company, unconditionally guaranteed by the guarantors listed on Annex A attached hereto (the “Guarantors”), pursuant to the Underwriting Agreement dated March 12, 2004 among the Company, the Guarantors and you (the “Underwriting Agreement”).

     We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on Form S-3 (File No. 333-109906) filed by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act (the “Registration Statement”); and the Company’s prospectus dated March 8, 2004, as supplemented by the prospectus

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC. -

supplement dated March 12, 2004 (the “Prospectus”), filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, and we take no responsibility therefor, except as and to the extent set forth in numbered paragraphs 6 and 7 of our opinion letter to you dated the date hereof.

     In connection with, and under the circumstances applicable to the offering of the Securities, we participated in conferences with certain officers and employees of the Company and the Guarantors, with representatives of Ernst & Young LLP and with counsel to the Company and the Guarantors in the course of the preparation by the Company and the Guarantors of the Registration Statement and the Prospectus and also reviewed certain records and documents furnished to us by the Company. Based upon our review of the Registration Statement and the Prospectus, our reviews made in connection with the preparation of the Registration Statement and the Prospectus, our participation in the conferences referred to above, our review of the records and documents as described above and our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, nothing has come to our attention that causes us to believe that:

(i)	each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, was not, on its face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no belief with respect to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Prospectus, and

(ii)	the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC. -

necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Prospectus.

     This letter is delivered to you in connection with the above-described transaction. This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

Annex I

(a) Subsidiary Guarantors

Affinity Mining Company

Arclar Company, LLC

Arid Operations Inc.

Beaver Dam Coal Company

Big Ridge, Inc.

Big Sky Coal Company

BTU Venezuela LLC

BTU Worldwide, Inc.

Black Beauty Coal Company

Black Beauty Equipment Company

Black Beauty Holding Company, LLC

Black Beauty Mining, Inc.

Black Beauty Resources, Inc.

Black Beauty Underground, Inc.

Black Hills Mining Company, LLC

Black Stallion Coal Company, LLC

Black Walnut Coal Company

Bluegrass Coal Company

Caballo Coal Company

Charles Coal Company

Cleaton Coal Company

Coal Properties Corp.

Colony Bay Coal Company

Cook Mountain Coal Company

MORGAN STANLEY & CO. INCORPORATED	-42-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

Cottonwood Land Company

Cyprus Creek Land Company

Cyprus Creek Land Resources, LLC

EACC Camps, Inc.

Eagle Coal Company

Empire Marine, LLC

Eastern Associated Coal Corp.

Eastern Royalty Corp.

Falcon Coal Company

Gallo Finance Company

Gibco Motor Express, LLC

Gold Fields Chile, S.A.

Gold Fields Mining Corporation

Gold Fields Operating Co.-Ortiz

Grand Eagle Mining, Inc.

Hayden Gulch Terminal, Inc

Highland Mining Company

Highwall Mining Services Company

Hillside Mining Company

Independence Material Handling Company

Indian Hill Company

Interior Holdings Corp.

James River Coal Terminal Company

MORGAN STANLEY & CO. INCORPORATED	-43-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

Jarrell’s Branch Coal Company

Juniper Coal Company

Kanawha River Ventures I, LLC

Kayenta Mobile Home Park, Inc.

Logan Fork Coal Company

Martinka Coal Company

Midco Supply and Equipment Corporation

Midwest Coal Acquisition Corp.

Mountain View Coal Company

Mustang Energy Company, L.L.C.

North Page Coal Corp.

Ohio County Coal Company

Patriot Coal Company, L.P.

PDC Partnership Holdings, Inc.

Peabody America, Inc.

Peabody Archveyor, L.L.C.

Peabody COALSALES Company

Peabody COALTRADE, Inc.

Peabody Coal Company

Peabody Development Company, LLC

Peabody Development Land Holdings, LLC

Peabody Energy Generation Holding Company

Peabody Energy Investments, Inc.

Peabody Energy Solutions, Inc.

MORGAN STANLEY & CO. INCORPORATED	-44-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

Peabody Holding Company, Inc.

Peabody Natural Gas, LLC

Peabody Natural Resources Company

Peabody PowerTree Investments

Peabody Recreational Lands, L.L.C.

Peabody Southwestern Coal Company

Peabody Terminals, Inc.

Peabody Venezuela Coal Corp.

Peabody-Waterside Development, L.L.C.

Peabody Western Coal Company

PEC Equipment Company, LLC

Pine Ridge Coal Company

Point Pleasant Dock Company, LLC

Pond Creek Land Resources, LLC

Pond River Land Company

Porcupine Production, LLC

Porcupine Transportation, LLC

Powder River Coal Company

Prairie State Generating Company, LLC

Rio Escondido Coal Corp.

River’s Edge Mining, Inc.

Riverview Terminal Company

Seneca Coal Company

Sentry Mining Company

MORGAN STANLEY & CO. INCORPORATED	-45-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

Snowberry Land Company

Star Lake Energy Company, L.L.C.

Sterling Smokeless Coal Company

Sugar Camp Properties

Thoroughbred, L.L.C.

Thoroughbred Generating Company, LLC

Thoroughbred Mining Company, L.L.C.

Williamsville Coal Company, LLC

Yankeetown Dock Corporation

MORGAN STANLEY & CO. INCORPORATED	-46-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

Annex II

(b) Material Agreements

1.	6 7/8% Senior Note Indenture dated as of March 21, 2003 between the Company and US Bank National Association, as Trustee.

2.	Exchange and Registration Rights Agreement dated as of March 21, 2003 among the Company, the Subsidiary Guarantors (as defined therein) and Lehman Brothers Inc.

3.	First Supplemental Senior Note Indenture dated as of May 7, 2003 among the Guaranteeing Subsidiaries (as defined therein), the Company, and US Bank National Association, as Trustee.

4.	Second Supplemental Senior Note Indenture dated as of September 30, 2003 among the Guaranteeing Subsidiaries (as defined therein), the Company and US Bank National Association, as Trustee.

5.	Third Supplemental Senior Note Indenture dated as of February 24, 2004 among the Guaranteeing Subsidiaries (as defined therein), the Company and US Bank National Association, as Trustee.

6.	Stockholders’ Agreement dated as of May 19, 1998 among the Company, Lehman Brothers Merchant Banking Partners II L.P., Lehman Brothers Offshore Investment Partners II L.P., LB I Group Inc., Lehman Brothers Capital Partners III, L.P., Lehman Brothers Capital Partners IV, L.P., Lehman Brothers MBG Partners 1998 (A) L.P. and certain members of the Company’s management.

7.	Stockholders’ Agreement dated as of July 23, 1998 among the Company, Lehman Brothers Merchant Banking Partners II L.P., Lehman Brothers Offshore Investment Partners II L.P., LB I Group Inc., Lehman Brothers Capital Partners III, L.P., Lehman Brothers Capital Partners IV, L.P., Lehman Brothers MBG Partners 1998 (A) L.P., Co-Investment Partners, L.P., The Mutual Life Insurance Company of New York and Finlayson Investments Pte Ltd.

8.	Registration Rights Agreement, dated as of December 2001, among the Company, Lehman Brothers Merchant Banking Partners II L.P., Lehman Brothers Offshore Investment Partners II L.P., LB I Group, Inc., Lehman Brothers Capital Partners III L.P., Lehman Brothers Capital Partners IV L.P., Lehman Brothers MBG Partners (A) L.P., Lehman Brothers MBG Partners (B) L.P. and Lehman MBG Partners (C) L.P.

9.	Rights Agreement, dated as of July 24, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designations of Series A Junior Preferred Stock of the Company as Exhibit A, the

MORGAN STANLEY & CO. INCORPORATED	-47-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C).

10.	Federal Coal Lease WYW0321779: North Antelope/Rochelle Mine.

11.	Federal Coal Lease WYW119554: North Antelope/Rochelle Mine.

12.	Federal Coal Lease WYW5036: Rawhide Mine.

13.	Federal Coal Lease WYW3397: Caballo Mine.

14.	Federal Coal Lease WYW83394: Caballo Mine.

15.	Federal Coal Lease WYW136142.

16.	Royalty Prepayment Agreement by and among Peabody Natural Resources Company, Gallo Finance Company and Chaco Energy Company, dated September 30, 1998.

17.	1998 Stock Purchase and Option Plan for Key Employees of the Company.

18.	Employment Agreement between Irl F. Engelhardt and the Company dated May 19, 1998.

19.	Employment Agreement between Richard M. Whiting and the Company dated May 19, 1998.

20.	Employment Agreement between Richard A. Navarre and the Company dated May 19, 1998.

21.	Employment Agreement between Roger B. Walcott, Jr. and the Company dated May 19, 1998.

22.	Employment Agreement between Fredrick D. Palmer and the Company dated February 12, 2001

23.	First Amendment to the Employment Agreement between Irl F. Engelhardt and the Company dated as of May 10, 2001.

24.	First Amendment to the Employment Agreement between Richard M. Whiting and the Company dated as of May 10, 2001.

25.	First Amendment to the Employment Agreement between Richard A. Navarre and the Company dated as of May 10, 2001.

26.	First Amendment to the Employment Agreement between Roger B. Walcott, Jr. and the Company dated as of May 10, 2001.

MORGAN STANLEY & CO. INCORPORATED	-48-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

27.	First Amendment to Employment Agreement between Fredrick D. Palmer dated as of May 10, 2001.

28.	Employment Agreement between Gregory H. Boyce and the Company dated as of October 1, 2003.

29.	Agreement between the Company and Richard A. Navarre dated August 29, 2003.

30.	Agreement between the Company and Richard. M. Whiting dated September 24, 2003.

31.	Long-Term Equity Incentive Plan.

32.	2001 Employee Stock Purchase Plan.

33.	First Amendment to the Employees Stock Purchase Plan, dated as of February 7, 2002.

34.	Equity Incentive Plan for Non-Employee Directors.

35.	Amendment to the Non-Qualified Stock Option Agreement.

36.	Peabody Energy Corporation Deferred Compensation Plan.

37.	Receivables Purchase Agreement dated as of February 20, 2002, by and among Seller, the Company, Market Street Funding Corporation, and PNC Bank, National Association, as Administrator.

38.	Settlement Agreement and Mutual Release as of October 1, 2002, by and among Peabody Western Coal Company and Southern California Edison, Salt River Project Agricultural Improvement and Power District, Los Angeles Department of Water and Power and Nevada Power Company.

39.	Purchase And Sale Agreement by and among Peabody Energy Corporation, Eastern Associated Coal Corp., Peabody Natural Resources Company, and Penn Virginia Resource Partners, L.P. dated December 19, 2002.

40.	Indemnification Agreement, dated as of December 5, 2002, by and between Company and Irl F. Engelhardt.

41.	Indemnification Agreement, dated as of December 5, 2002, by and between Company and Roger H. Goodspeed.

42.	Indemnification Agreement, dated as of December 5, 2002, by and between Company and William E. James.

MORGAN STANLEY & CO. INCORPORATED	-49-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

43.	Indemnification Agreement, dated as of December 5, 2002, by and between Company and Henry E. Lentz.

44.	Indemnification Agreement, dated as of December 5, 2002, by and between Company and William C. Rusnack.

45.	Indemnification Agreement, dated as of December 5, 2002, by and between Company and Dr. James R. Schlesinger.

46.	Indemnification Agreement, dated as of December 5, 2002, by and between Company and Dr. Blanche M. Touhill.

47.	Indemnification Agreement, dated as of December 5, 2002, by and between Company and Alan H. Washkowitz.

48.	Indemnification Agreement, dated as of December 5, 2002, by and between Company and Richard A. Navarre.

49.	Indemnification Agreement, dated as of January 16, 2003, by and between Company and Robert B. Karn III.

50.	Indemnification Agreement, dated as of January 16, 2003, by and between Company and Sandra A. Van Trease.

51.	Indemnification Agreement, dated as of December 9, 2003, by and between Company and B.R. Brown.

52.	Second Amended and Restated Credit Agreement dated as of March 21, 2003 among the Company, as Borrower, the several lenders from time to time parties thereto, Fleet Securities, Inc., Wachovia Securities, Inc. and Lehman Brothers Inc., each as Arranger, Wachovia Bank, National Association and Lehman Commercial Paper Inc., each as Syndication Agent, Fleet National Bank, as Administrative Agent, Morgan Stanley Senior Funding, Inc. and US Bank National Association, each as Documentation Agent.

53.	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of May 8, 2003, among the Company, the Lenders named therein, and Fleet National Bank, as Administrative Agent.

54.	Amended and Restated Guarantee and Collateral Agreement dated as of March 21, 2003 among the Company and the Guarantors (as defined therein) in favor of Fleet National Bank, as Administrative Agent.

55.	Subordination Agreement dated as of March 21, 2003 among the Company and its Subsidiaries (as defined therein).

MORGAN STANLEY & CO. INCORPORATED	-50-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

EXHIBIT B

     [Peabody Letterhead]

Section 1.02

March 23, 2004

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston LLC
Citigroup Global Markets Inc.
   and the other several Underwriters
   Named in Schedule 1 to the Purchase
   Agreement referred to below
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

and

c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

           As Vice President, Legal Services of Peabody Energy Corporation, a Delaware corporation (the “Company”), I have been asked to render this opinion in connection with the purchase by you of $250,000,000 aggregate principal amount of the Company’s 5-7/8% Senior Notes due 2016 (the “Notes”), unconditionally guaranteed by the Company’s subsidiaries listed on Annex I hereto (the “Guarantors”), pursuant to the Underwriting Agreement, dated March 12, 2004 (the “Underwriting Agreement”), among you, as Underwriters (the “Underwriters”), the Company and the Guarantors.

MORGAN STANLEY & CO. INCORPORATED	-51-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

           I have examined the Registration Statement on Form S-3 (File No. 333-109906), filed by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act; the Company’s and the Guarantor’s prospectus, dated March 8, 2004, as supplemented by the prospectus supplement, dated March 12, 2004 (the “Prospectus”), filed by the Company and the Guarantor pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, which pursuant to Form S-3 incorporates by reference or is deemed to incorporate by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2003 and the Current Report on Form 8-K of the Company filed on March 10, 2004 (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the indenture dated as of March 23, 2004 (the “Indenture”) among the Company, the Guarantors and US Bank National Association, as trustee (the “Trustee”) relating to the Notes and the related guarantees of the Guarantors, the terms of which are set forth in the Indenture (the “Guarantees”); the global notes representing the Notes and the Underwriting Agreement. In addition, I have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such other investigations, as I have deemed relevant and necessary in connection with the opinions hereinafter set forth.

MORGAN STANLEY & CO. INCORPORATED	-52-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

           In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

           Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

     1. Each of Grand Eagle Mining, Inc. and Ohio County Coal Company (each, a “Kentucky Guarantor”) has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Kentucky and are duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all requisite power and authority to own, lease and operate its properties and carry on its business as now being conducted.

     2. The Indenture has been duly authorized, executed and delivered by the Kentucky Guarantors.

     3. The Guarantees have been duly authorized, executed and issued by the Kentucky Guarantors.

     4. The Underwriting Agreement has been duly authorized, executed and delivered by the Kentucky Guarantors.

     5. The execution, delivery and performance by the Kentucky Guarantors of the Underwriting Agreement, the issue of the Guarantees by the Kentucky Guarantors, and the execution and delivery of the Indenture by the Kentucky Guarantors will not violate any Kentucky statute or any rule or regulation that has been issued pursuant to any Kentucky statute or any order known to me issued pursuant to any Kentucky statute by any court or governmental agency or body or court having jurisdiction over the Kentucky Guarantors or any of their respective properties.

I express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

MORGAN STANLEY & CO. INCORPORATED	-53-	March [ ], 2004
CREDIT SUISSE FIRST BOSTON LLC

           I am a member of the Bar of the State of Kentucky, and I do not express any opinion herein concerning any law other than the law of the State of Kentucky.

           This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

Very truly yours,

Jeffery L. Klinger
Vice President, Legal Services

Annex I

(a) Subsidiary Guarantors

Affinity Mining Company

Arclar Company, LLC

Arid Operations Inc.

Big Ridge, Inc.

Big Sky Coal Company

BTU Venezuela LLC

BTU Worldwide, Inc.

Black Beauty Coal Company

Black Beauty Equipment Company

Black Beauty Holding Company, LLC

Black Beauty Mining, Inc.

Black Beauty Resources, Inc.

Black Beauty Underground, Inc.

Black Hills Mining Company, LLC

Black Stallion Coal Company, LLC

Black Walnut Coal Company

Bluegrass Coal Company

Caballo Coal Company

Charles Coal Company

Cleaton Coal Company

Coal Properties Corp.

Colony Bay Coal Company

Cook Mountain Coal Company

Cyprus Creek Land Company

Cyprus Creek Land Resources, LLC

EACC Camps, Inc.

Eagle Coal Company

Empire Marine, LLC

Eastern Associated Coal Corp.

Eastern Royalty Corp.

Falcon Coal Company

Gallo Finance Company

Gibco Motor Express, LLC

Gold Fields Chile, S.A.

Gold Fields Mining Corporation

Gold Fields Operating Co.-Ortiz

Grand Eagle Mining, Inc.

Hayden Gulch Terminal, Inc

Highland Mining Company

Highwall Mining Services Company

Hillside Mining Company

Independence Material Handling Company

Indian Hill Company

Interior Holdings Corp.

James River Coal Terminal Company

Jarrell’s Branch Coal Company

Juniper Coal Company

Kanawha River Ventures I, LLC

Kayenta Mobile Home Park, Inc.

Logan Fork Coal Company

Martinka Coal Company

Midco Supply and Equipment Corporation

Midwest Coal Acquisition Corp.

Mountain View Coal Company

Mustang Energy Company, L.L.C.

North Page Coal Corp.

Ohio County Coal Company

Patriot Coal Company, L.P.

PDC Partnership Holdings, Inc.

Peabody America, Inc.

Peabody Archveyor, L.L.C.

Peabody COALSALES Company

Peabody COALTRADE, Inc.

Peabody Coal Company

Peabody Development Company, LLC

Peabody Development Land Holdings, LLC

Peabody Energy Generation Holding Company

Peabody Energy Investments, Inc.

Peabody Energy Solutions, Inc.

Peabody Holding Company, Inc.

Peabody Natural Gas, LLC

Peabody Natural Resources Company

Peabody PowerTree Investments

Peabody Recreational Lands, L.L.C.

Peabody Southwestern Coal Company

Peabody Terminals, Inc.

Peabody Venezuela Coal Corp.

Peabody-Waterside Development, L.L.C.

Peabody Western Coal Company

PEC Equipment Company, LLC

Pine Ridge Coal Company

Point Pleasant Dock Company, LLC

Pond Creek Land Resources, LLC

Pond River Land Company

Porcupine Production, LLC

Porcupine Transportation, LLC

Powder River Coal Company

Prairie State Generating Company, LLC

Rio Escondido Coal Corp.

River’s Edge Mining, Inc.

Riverview Terminal Company

Seneca Coal Company

Sentry Mining Company

Snowberry Land Company

Star Lake Energy Company, L.L.C.

Sterling Smokeless Coal Company

Sugar Camp Properties

Thoroughbred, L.L.C.

Thoroughbred Generating Company, LLC

Thoroughbred Mining Company, L.L.C.

Williamsville Coal Company, LLC

Yankeetown Dock Corporation